                                    EXHIBIT B


        The undersigned hereby agree that for the purposes of complying with Regulation 13D promulgated under the Securities Exchange Act of 1934, as amended, relating to the reporting of beneficial ownership, from time to time, of the Common Stock of Advanced Radio Telecom Corp., by each of the undersigned, only one statement on Schedule 13G (or one Amendment, as the case may be, in the event an amendment to the Schedule 13G is required to be filed), will be filed on behalf of each of the undersigned.


Dated: January 17, 2001

                                            GBU INC.


                                            By: /s/ Gerald B. Unterman
                                                --------------------------------
                                                Gerald B. Unterman
                                                President

                                            GEM CAPITAL MANAGEMENT, INC.


                                            By: /s/ Gerald B. Unterman
                                                --------------------------------
                                                Gerald B. Unterman
                                                President

                                            WOODBURY CAPITAL MANAGEMENT, LLC


                                            By: /s/ Gerald B. Unterman
                                                --------------------------------
                                                Gerald B. Unterman
                                                Manager


                                            /s/ Gerald B. Unterman
                                            ------------------------------------
                                            GERALD B. UNTERMAN


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